EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in the prospectus of this Amendment No. 1 to the registration statement on Form SB-2 (File No. 333-124325) of (i) our report, dated December 10, 2004, except for Notes 15 and 16 as to which the date is December 21, 2004 and Note 18 as to which the date is April 8, 2005, on our audits of the consolidated financial statements of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) and Subsidiaries as of and for the years ended September 30, 2004 and 2003, which report includes an explanatory paragraph related to the Company's ability to continue as a going concern, and
(ii) our report, dated March 24, 2005, on our audits of the consolidated financial statements of Cape Systems, Inc. as of and for the years ended December 31, 2003 and 2002. We also consent to the references to our Firm under the caption "Experts" in the prospectus.



                                                              /s/ J.H. Cohn LLP

Roseland, New Jersey
October 4, 2005